Exhibit 99.1

For Immediate Release	Contact:	Barbara Thompson	Deanna Hart
January 4, 2022		Corporate Communications	Investor Relations
		919-716-2716	919-716-2137

FIRST CITIZENS COMPLETES MERGER
WITH CIT GROUP

RALEIGH, N.C. –– First Citizens BancShares Inc. (NASDAQ: FCNCA) (“First Citizens”), parent company of First-Citizens Bank & Trust Company (“First Citizens Bank”), today announced completion of its previously announced merger with CIT Group Inc. (“CIT”).

North Carolina-headquartered First Citizens is now a top 20 U.S. financial institution (based on assets), with more than $100 billion in assets, and the largest family-controlled bank in the nation. The merger brings together complementary strengths of both organizations, combining First Citizens Bank’s robust retail franchise and full suite of banking products with CIT’s strong market position in nationwide commercial lending and direct digital banking. The combined company now operates under the First Citizens Bank name.

“This is a transformational milestone in our 124-year history,” said Frank B. Holding Jr., First Citizens chairman and chief executive officer. “It brings together two companies with deep traditions of service and excellence. We’re not just creating a bigger bank – we’re creating an even better bank – one that helps more people in more places and strengthens the communities we serve. Completion of the merger is a testament to the many associates on our teams who have worked so diligently to get us here.”

CIT, CIT Bank and OneWest Bank will initially operate as divisions of First Citizens Bank, and these customers will be able to continue to bank as they normally do. For now, they will be served through their current branches, websites, mobile apps, bankers and advisors. Over the coming months, a series of conversions to First Citizens’ systems and operations will take place.

“For CIT clients, First Citizens brings its proven record of safety, security and focus on long-term relationships while maintaining the expertise and agility that they have come to expect,” Holding said. “For First Citizens customers, everything they count on us for will stay the same: same service, same values, same commitment to helping them do more with their money. In the long term, all our customers will get even more services, more ways to manage their money and more places to find us.”

Ellen R. Alemany, former chairwoman and chief executive officer of CIT, assumes the role of vice chairwoman of First Citizens (along with current First Citizens Vice Chairwoman Hope Holding Bryant) and will serve on the First Citizens Board of Directors. The board now consists of 11 current First Citizens directors and three former CIT board members — Alemany, Michael A. Carpenter and Vice Admiral John R. Ryan, USN (Ret.).

In addition, Marisa J. Harney is now a member of the First Citizens executive leadership team and assumes the role of chief credit officer. Harney previously served as executive vice president and chief credit officer with CIT.

First Citizens Bank is positioned to be a one-stop financial services destination for customers across the country, providing a full suite of retail, business, commercial and wealth products and services. Known for stability and a long-term approach to banking, First Citizens now operates more than 600 branches in 22 states and a national direct bank while also offering commercial financing, community association banking, middle market banking, equipment and vendor financing, railcar financing, treasury and payments services, and capital markets and asset management.

In addition to its Raleigh, N.C., headquarters, First Citizens operates significant operation centers in New York, Pasadena, Omaha, Phoenix, Jacksonville, Fla., New Jersey and Columbia, S.C., among other locations.

First Citizens is committed to investing in the communities it serves. The bank previously announced a community benefits plan to reinvest $16 billion to serve low- and moderate-income (LMI) communities and borrowers through 2025. This plan expands on the two companies’ work to support affordable home ownership, small business lending and community development.

About First Citizens
First Citizens BancShares Inc. is the financial holding company for First Citizens Bank. First Citizens Bank helps personal, business, commercial and wealth clients build financial strength that lasts. As the largest family-controlled bank in the U.S., First Citizens is continuing a unique legacy of strength, stability and long-term thinking that has spanned generations. Founded in 1898 and headquartered in Raleigh, N.C., First Citizens Bank also operates a nationwide direct bank and a network of more than 600 branches in 22 states, many in high-growth markets. Industry specialists bring a depth of expertise that helps businesses and individuals meet their specific goals at every stage of their financial journey. First Citizens Bank brings together personal service and powerful tools to help customers do more with their money – and make more of their future. Visit firstcitizens.com. First Citizens Bank. Forever First®

Cautionary Notes Regarding Forward-Looking Statements
Certain of the statements made in this Press Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek” and “estimate,” and similar expressions, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. Forward-looking statements include statements about the benefits to First Citizens of the merger with CIT (collectively, the “Merger”), and First Citizens’ future financial and operating results, plans, objectives and intentions. All forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements, including, among others, (1) disruption from the Merger, or recently completed mergers, with customer, supplier or employee relationships, (2) the possibility that the amount of the costs, fees, expenses and charges related to the Merger may be greater than anticipated, including as a result of unexpected or unknown factors, events or liabilities, (3) reputational risk and the reaction of the parties’ customers to the Merger, (4) the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized, (5) general competitive, economic, political and market conditions, and (6) difficulties experienced in the integration of the businesses. Except to the extent required by applicable law or regulation, First Citizens disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward-looking statements can be found in First Citizens’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2021, June 30, 2021 and September 30, 2021, and its other filings with the Securities and Exchange Commission (the “SEC”), and in CIT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as amended on Form 10-K/A, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2021, June 30, 2021 and September 30, 2021, and its other filings with the SEC. The contents of any website referenced in this communication are not incorporated by reference herein.